                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     ----------------------------------------------------------------------

       Date of Report (Date of earliest event reported): February 19, 1998
                                                                  --------
                        BRIDGESTREET ACCOMMODATIONS, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

         DELAWARE                     000-22843                   04-3327773
         --------                     ---------                   ----------
(State or other jurisdiction        (Commission               (I.R.S. Employer
  of incorporation)                 File Number)             Identification No.)

            30670 BAINBRIDGE ROAD, SOLON, OH                    44139
            --------------------------------                    -----
        (Address of principal executive offices)              (Zip Code)

    Registrant's telephone number, including area code:     (440) 248-3005


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)

THIS FORM 8-K HAS BEEN AMENDED TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE INITIAL REPORT ON FORM 8-K FILED ON MARCH 4, 1998.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

On February 19, 1998, BridgeStreet Accommodations, Inc. (the "Company") completed the acquisition of all of the issued and outstanding capital stock of London Life Apartments Limited ("London Life"), a privately held corporation that provides corporate lodging services in London, U.K. The transaction consisted of the issuance of 165,998 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") and the payment of $5.4 million in cash.

The cash portion of the purchase price was funded from the proceeds of the Company's September 1997 initial public offering of Common Stock. The purchase price paid by the Company in connection with the acquisition was determined as the result of negotiations between the Company and London Life.

London Life was founded in 1988 and provides both short and long term living accommodations primarily to large corporations. London Life currently leases and manages approximately 200 apartment units throughout Central London.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
London Life Apartments:

We have audited the accompanying balance sheet of London Life Apartments (a United Kingdom Partnership) as of January 31, 1998 and the related statements of operations, partnership funds and cash flows for the ten months then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of London Life Apartments as of January 31, 1998, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP

Cleveland, Ohio,
April 17, 1998.

London Life Apartments
Balance sheet
January 31, 1998

                                                                       January 31
ASSETS                                                                   1998
                                                                      ----------
CURRENT ASSETS

Cash                                                                  $  568,959
Trade receivables, less allowance for doubtful accounts of $98,100       877,997
Security deposits held by landlords                                       97,261
Prepaid rent                                                             708,143
Other current assets                                                      26,561
                                                                      ----------
TOTAL CURRENT ASSETS                                                   2,278,921
                                                                      ----------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                   63,029
                                                                      ----------
TOTAL ASSETS                                                          $2,341,950
                                                                      ----------

LIABILITIES AND PARTNERSHIP FUNDS

CURRENT LIABILITIES
Accounts payable                                                      $  363,704
Accrued expenses                                                         115,639
Value added taxes payable                                                207,828
Deferred revenue                                                         855,234
Security deposits due to customers                                       129,705
                                                                      ----------
TOTAL CURRENT LIABILITIES                                              1,672,110
                                                                      ----------
PARTNERSHIP FUNDS                                                        669,840
                                                                      ----------
TOTAL LIABILITIES AND PARTNERSHIP FUNDS                               $2,341,950
                                                                      ----------

The accompanying notes to financial statements are an integral part of this balance sheet.

London Life Apartments
Statement of operations
For the 10 months ended January 31, 1998

                                                                      Ten months
                                                                        ended
                                                                      January 31
                                                                         1998
                                                                      ----------
REVENUES                                                              $8,496,828

OPERATING EXPENSES

Cost of services                                                       6,864,968
Selling, general and administrative expense                              674,145
                                                                       ---------
TOTAL OPERATING EXPENSES                                               7,539,113
                                                                       ---------
OPERATING INCOME                                                         957,715
                                                                       ---------
OTHER INCOME
Other income, net                                                         28,099
                                                                       ---------
NET INCOME
                                                                      $  985,814
                                                                       ---------

The accompanying notes to financial statements are an integral part of this statement.

London Life Apartments
Statement of partnership funds
For the 10 months ended January 31, 1998

                                                                        Total
                                      Samantha          James        partnership
                                        Luff             Koe            funds
                                      ---------       ---------       ---------
Balance, 31 March 1997                $ 144,016       $ 151,069       $ 295,085
Net income                              492,907         492,907         985,814
Distributions                          (227,896)       (383,163)       (611,059)
                                      ---------       ---------       ---------
Balance, 31 January 1998              $ 409,027       $ 260,813       $ 669,840
                                      ---------       ---------       ---------

The accompanying notes to financial statements are an integral part of this statement.

London Life Apartments
Statement of cash flows
For the 10 months ended January 31, 1998

                                                                                         Ten months
                                                                                           ended
                                                                                         January 31
                                                                                            1998
                                                                                        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                           $   985,814

     ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
       Depreciation and amortization                                                         13,585

     CHANGE IN OPERATING ASSETS AND LIABILITIES
       Accounts receivable                                                                 (271,618)
       Security deposits held by landlords                                                   (3,368)
       Other current assets                                                                (163,134)
       Accounts payable                                                                     129,955
       Accrued expenses                                                                     165,258
       Security deposits due to customers                                                    72,977
       Deferred revenue                                                                     223,923
                                                                                        -----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                        1,153,392
                                                                                        -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                      (31,053)
                                                                                        -----------
         NET CASH USED FOR INVESTING ACTIVITIES                                             (31,053)
                                                                                        -----------
CASH FLOWS FROM FINANCING ACTIVITIES

   Partnership distributions                                                               (611,059)
                                                                                        -----------
         NET CASH USED FOR FINANCING ACTIVITIES                                            (611,059)
                                                                                        -----------
NET INCREASE IN CASH                                                                    $   511,280
CASH, BEGINNING OF PERIOD                                                                    57,679
                                                                                        -----------
CASH, END OF PERIOD                                                                     $   568,959
                                                                                        -----------


The accompanying notes to financial statements are an integral part of this statement.

London Life Apartments
Notes to financial statements
January 31, 1998

1. BUSINESS AND ORGANIZATION:
   --------------------------

London Life Apartments is a United Kingdom (UK) partnership catering to the short and long term accommodation needs of the business community.

James Koe and Samantha Luff were 50:50 partners throughout the 10 months ended January 31, 1998.

2. BASIS OF PRESENTATION:
   ----------------------

The accompanying statements present: (1) the assets and liabilities as of January 31, 1998 of London Life Apartments (the Partnership) that were transferred to London Life Apartments Limited (Limited) on January 16, 1998 and subsequently acquired and assumed by BridgeStreet Accommodations, Inc. (the Company) on February 19, 1998 effective February 1, 1998 and (2) the statements of operations, partnership funds and cash flows of the Partnership for the ten months ended January 31, 1998. These statements have been prepared solely as a result of the requirements of Section 3.05 of Regulation S-X of the Securities and Exchange Commission (SEC), for filing by the Company as part of the SEC Form 8-K reporting the acquisition of the subject assets.

The accompanying statements are prepared on the historical cost basis to the Partnership and do not reflect any adjustments which may occur as a result of the allocation of the purchase price by the Company to the assets acquired and liabilities assumed.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

The following is a summary of significant accounting policies followed in the preparation of these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the partners to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Short Term Serviced Accommodation - Revenues are recognized on a pro rata basis over the term of the lease with the guest. Estate Agency/Relocation Services - Commissions are recognized at the time of the booking of the unit up to the break option date. Corporate Lease Management - Revenues are recognized on a pro rata basis over the term of the management agreement.

Rental Prepayments
------------------

The partnership records cash payments to landlords in advance of the relevant rental period as prepayments and recognizes these amounts as costs on a pro rata basis over the length of this period.

   -------------------------------------------------------

Property and Equipment
----------------------

Property and equipment are stated at cost less accumulated depreciation. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recorded in the statement of operations.




Notes to financial statements (continued)

The depreciation policy adopted by the Partnership is:

Automobiles                        -   20% on a reducing balance basis.

All other assets                   -   25% on a straight line basis with full
                                       depreciation calculated in month of
                                       purchase.

Repairs and maintenance are charged to expense as incurred.

Taxes
-----

No provision for income taxes is necessary in the financial statements of the Partnership as the tax effects of its activities accrue to the partners.

Currency Translation
--------------------

The financial statements of the partnership are prepared in UK pounds sterling and have been translated into US dollars using an assumed closing exchange rate of (pound)1: $1.635. The year end exchange rate approximates the average exchange rate for the period shown.

Accommodation
-------------

The partnership leases a significant portion of its accommodations with lease terms that range from three months to several years.

4. PROPERTY AND EQUIPMENT:
   -----------------------

                                         January 31
                                            1998
                                         ----------
Computer equipment                         $ 42,293
Furniture, fittings and office equipment     22,174
Automobiles                                  50,023
                                           --------
TOTAL PROPERTY AND EQUIPMENT               $114,490
LESS-ACCUMULATED DEPRECIATION                51,461
                                           --------
PROPERTY AND EQUIPMENT, NET                $ 63,029
                                           --------

The depreciation expense for the period was $13,585.

The partnership property and equipment was effectively valued at $81,750 in the acquisition in note 7.

5. DEFERRED REVENUE:
   -----------------

Deferred revenue represents rent received from the customers relating to a period after January 31, 1998. All deferred revenue at January 31, 1998 will be recognized in the following year.

6. SIGNIFICANT CUSTOMERS:
   ----------------------

The partners are aware that several customers have each provided the partnership with in excess of 10% of its total revenues for the 10 months to 31 January 1998.

7. LEASE COMMITMENTS:
   ------------------

The Company leases administrative offices, through June 2005. Minimum future rental payments on non-cancellable leases at January 31, 1998 are as follows:

                                                           Operating
                                                            leases
                                                          ----------
      1998                                                  $ 37,469
      1999                                                    40,875
      2000                                                    40,875
      2001                                                    40,875
      2002                                                    40,875
Thereafter                                                   101,336
                                                            --------
Total                                                       $302,305
                                                            ========

8. SUBSEQUENT EVENTS:
   ------------------

On January 31, 1998 the Partnership's goodwill and a number of assets and liabilities were effectively acquired by BridgeStreet Accommodations, Inc through a newly formed UK subsidiary.

The partnership ceased trading as of this date.

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited Pro Forma Consolidated Balance Sheet of BridgeStreet Accommodations, Inc. (the Company) as of December 31, 1997 is presented as if the acquisition of London Life Apartments Limited (London Life) had been consummated as of December 31, 1997. The unaudited Pro Forma Consolidated Statement of Operations of the Company for the year ended December 31, 1997 is presented as if ( i ) the Company's initial public offering as of September 24, 1997 (the Offering) , ( ii) the acquisition of HAI Acquisition Corp. on March 31, 1997 ( iii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Dallas) on December 1, 1997, ( iv ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Phoenix) on December 1, 1997, and ( v ) the acquisition of London Life had been consummated as of January 1, 1997. The pro forma information is not necessarily indicative of what actual financial position or results of operations of the Company would have been had such transactions been consummated as of the dates indicated, nor does it purport to represent the financial position or results of operations for future periods.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                        (UNAUDITED, AMOUNTS IN THOUSANDS)

                                                              Historical     London Life
                                                                Company       Acquisition   Pro Forma
                                                             ------------------------------------------
                                                                 (A)               (B)
                             ASSETS
Current Assets:
     Cash and cash equivalents                                 $  8,922          ($ 5,401)    $ 3,521
     Trade accounts receivable, net                               2,218                         2,218
     Other current assets                                         2,316               493       2,809
                                                               --------          --------     -------
             Total current assets                                13,456            (4,908)      8,548
                                                               --------          --------     -------
Property, equipment and operating stock, net                      4,218                63       4,281
Goodwill, net of amortization                                    24,332             7,805      32,137
Other assets                                                        557                           557
                                                               --------          --------     -------
             Total assets                                      $ 42,563          $  2,960    $ 45,523
                                                               ========          ========    ========

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Current maturities of long-term debt                      $     20                            20
     Due to Stockholders and affiliates                             101                           101
     Accounts payable and accrued expenses                        3,013               125       3,138
     Other current liabilities                                    1,149               985       2,134
                                                               --------          --------     -------
             Total Current Liabilities                            4,283             1,110       5,393

Long-term debt, net of current maturities                            26                            26
Deferred income taxes                                               676                           676

Stockholder's' equity                                            37,578             1,850      39,428
                                                               --------          --------     -------
                  Total liabilities and stockholders' equity   $ 42,563          $  2,960    $ 45,523
                                                               ========          ========    ========



See the accompanying notes to pro forma consolidated balance sheet.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                   (UNAUDITED)

(A) Represents the Company's audited historical balance sheet as of December 31, 1997 as reported in the Company's Form 10-K for the twelve month period then ended.

(B) Represents the pro forma adjustments to reflect the Company's acquisition of London Life for $7.25 million consisting of $5.4 million in cash, funded from the proceeds of the Company's Offering and the issuance of 165,998 shares of Common Stock valued at $1.85 million. In connection with the acquisition the Company did not acquire the cash, accounts receivable, accounts payable and certain accrued liabilities of London Life.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
             (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                Historical               All Other   London Life
                                                  Company    Offering   Acquisitions Acquisition  Pro Forma
                                                -------------------------------------------------------------
                                                    (A)         (B)         (C)          (D)
Revenues                                             50,750                   10,633       8,497      69,880
Operating Expenses:
    Cost of services                                 37,737                    8,513       6,800      53,050
    Selling, general and administrative expense       9,887                    1,275       1,004      12,166
    Officers' stock compensation                      1,210                        0           0       1,210
    Goodwill amortization                               489                      220         224         933
                                                -----------         ---          ---         ---      ------
       Total operating expenses                      49,323           0       10,008       8,028      67,359
                                                -----------         ---          ---         ---      ------
          Operating income                            1,427           0          625         469       2,521

          Other income, net                             398         120            2          27         547

          Income before provision for income
          taxes                                       1,825         120          627         496       3,068

    Provision for income taxes                        1,371          48          266         288       1,973
                                                -----------         ---          ---         ---      ------
    Net income                                          454          72          361         208       1,095
                                                ===========         ===          ===         ===      ======
    Net income per share - basic and dilutive         $0.08                                            $0.14
                                                ===========                                            =====
    Weighted average shares outstanding - basic       5,904                                            8,033
    Weighted average shares outstanding -
    dilutive                                          5,930                                            8,059

See the accompanying notes to pro forma consolidated statement of operations.

                        BRIDGESTREET ACCOMMODATIONS, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (UNAUDITED, AMOUNTS IN THOUSANDS)

(A) Represents the Company's audited historical consolidated statement of operations for the year ended December 31, 1997 as reported in the Company's Form 10-K for the twelve month period then ended.

(B) Represents pro forma adjustments to the Company's historical consolidated statement of operations for the year ended December 31, 1997 to reflect the assumed consummation of the Offering as of January 1, 1997. For additional information, please see pages F - 6 through F - 8 (historical and pro forma financial statements) of the Company's prospectus dated September 24, 1997 and the Company's annual report on Form 10-K for the year ended December 31, 1997.

(C) Represents pro forma adjustments to reflect the assumed consummation of the acquisitions of ( i ) HAI Acquisition Corp. on March 31, 1997 ( ii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Dallas) on December 1, 1997, and ( iii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Phoenix) on December 1, 1997 as of January 1, 1997. The pro forma adjustments include the following:

     1. Compensation of certain key executives of the acquired companies has been adjusted to reflect the compensation to be paid pursuant to employment agreements signed in connection with the acquisition.

     2.  Amortization of goodwill over 35 years.

     3. Provision of income taxes has been adjusted to reflect the Company's consolidated effective tax rate, after considering non-deductible goodwill amortization.

(D) Represents pro forma adjustment to reflect the assumed consummation of the acquisition of London Life on February 19, 1998 as of January 1, 1997. The pro forma adjustments reflect the operations of London Life for the ten months ended January 31, 1998 which for the purposes of this filing constitutes a full year. Pro forma adjustments include the following:

     1. Compensation of certain key executives has been adjusted by $330 to reflect the compensation to be paid pursuant to employment agreements signed in connection with the acquisition.

     2.  Amortization of goodwill over 35 years.

     3. Provision of income taxes has been adjusted to reflect the Company's consolidated effective tax rate, after considering non-deductible goodwill amortization.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused Amendment No. 1 to this report to be signed on its behalf by the undersigned hereunto duly authorized:

         BRIDGESTREET ACCOMMODATIONS, INC.

         By:  /s/ Mark D. Gagne
            ------------------------------------
                   Mark D. Gagne, C.P.A.
                   Chief Financial Officer

         Date:    May 4, 1998